                                                                 EXHIBIT (g)(1)
                           [LETTERHEAD]

                 CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of GT Global Floating Rate Fund, Inc.
    (d/b/a AIM Floating Rate Fund):

     We hereby consent to the inclusion of our report dated February 19, 1999 on our audit of the financial statements and financial highlights of the GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund) as of December 31, 1998 in the Issuer Tender Offer Statement with respect to the Schedule 13E-4 filing, dated May 13, 1999, under the Securities Exchange Act of 1934, as amended, of the GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund).



                                    /s/ PRICEWATERHOUSECOOPERS LLP




Boston, Massachusetts
May 13, 1999

                                   REPORT OF
                            INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

To the Shareholders and Board of Trustees of AIM Floating Rate Fund (formerly GT Global Floating Rate Fund, Inc.):

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Floating Rate Fund at December 31, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of investments owned at December 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                      PRICEWATERHOUSECOOPERS LLP

BOSTON, MASSACHUSETTS
FEBRUARY 19, 1999

                            PORTFOLIO OF INVESTMENTS

                               December 31, 1998

--------------------------------------------------------------------------------

                                                               MOODY'S
                                                                RATING     PRINCIPAL       VALUE         % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}                 (UNAUDITED)   AMOUNT       (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Leisure & Tourism (13.0%)
  Patriot American Hospitality, Inc.: .......................   NR                                           2.9
    Term loan B due 3/31/03 .................................               5,620,313   $  5,402,526
    Term loan due 3/31/00 ...................................               1,488,971      1,455,469
    Term loan due 3/31/99 ...................................               1,323,529      1,293,750
  Starwood Hotels & Resorts Worldwide, Inc.: ................   NR                                           1.7
    Term loan due 2/23/03 ...................................               5,000,000      4,937,500
  Extended Stay America, Inc.: ..............................   NR                                           1.7
    Term loan B due 12/31/03 ................................               5,000,000      4,900,000
  Interval International Corp.: .............................   NR                                           1.4
    Term loan B due 12/16/05 ................................               2,103,750      2,097,176
    Term loan C due 12/15/06 ................................               2,103,750      2,097,176
  The Resort at Summerlin, Inc.: ............................   NR                                           1.4
    Term loan A due 3/31/04 .................................               4,000,000      3,970,000
  KSL Recreation Group, Inc.: ...............................   B2                                           1.3
    Revolving Credit due 4/30/03 ............................               4,011,429      2,516,362
    Term loan A due 4/30/05 .................................                 707,143        699,336
    Term loan B due 4/30/06 .................................                 707,143        699,336
  ASC-West, Inc.: ...........................................   B1                                           1.2
    Term loan due 5/31/06 ...................................               3,571,429      3,571,429
  Aladdin Gaming, LLC.: .....................................   B2                                           0.9
    Term loan C due 2/26/08 .................................               2,222,223      2,194,444
    Term loan B due 8/26/06 .................................                 277,778        274,305
  ASC East, Inc.: ...........................................   B1                                           0.5
    Term loan due 5/31/06 ...................................               1,428,570      1,428,570
                                                                                        ------------
                                                                                          37,537,379
                                                                                        ------------
Broadcasting & Publishing (7.9%)
  Capstar Broadcasting Corp.: ...............................   B3                                           3.4
    Term loan B due 5/31/05 .................................               9,950,000      9,894,031
  White Knight Broadcasting, Inc.: ..........................   NR                                           1.8
    Term loan B due 9/30/05 .................................               5,329,268      5,315,945
  21st Century Newspapers, Inc.: ............................   Ba3                                          1.7
    Term loan due 9/15/05 ...................................               4,962,500      4,894,266
  Comcorp Broadcasting, Inc.: ...............................   NR                                           1.0
    Term loan B due 9/30/05 .................................               2,926,829      2,897,561
                                                                                        ------------
                                                                                          23,001,803
                                                                                        ------------
Chemicals (7.7%)
  Lyondell Petrochemical Co.: ...............................   Ba2                                          3.6
    Term loan B due 6/30/05 .................................              10,479,000     10,217,025
  Huntsman Specialty Chemicals Corp.: .......................   Ba2                                          1.6
    Term loan due 3/15/07 ...................................               2,727,273      2,707,636
    Term loan C due 3/15/05 .................................               2,152,144      2,136,003
  Sterling Pulp Chemicals (SASK) Ltd.: ......................   NR                                           1.3
    Term loan B due 6/30/05 .................................               3,640,598      3,604,192
  Huntsman Corp.: ...........................................   Ba2                                          1.2
    Term loan B due 6/30/04 .................................               3,442,437      3,412,316
                                                                                        ------------
                                                                                          22,077,172
                                                                                        ------------

    The accompanying notes are an integral part of the financial statements.

                               December 31, 1998

--------------------------------------------------------------------------------

                                                               MOODY'S
                                                                RATING     PRINCIPAL       VALUE         % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}                 (UNAUDITED)   AMOUNT       (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Household Products (5.5%)
  20th Century Plastics, Inc.: ..............................   NR                                           2.6
    Term loan B due 9/30/05 .................................               3,988,889   $  3,958,972
    Term loan C due 9/30/06 .................................               3,491,250      3,465,066
  Century Maintenance Supply, Inc.: .........................   NR                                           1.7
    Term loan B due 7/8/05 ..................................               4,975,000      4,912,813
  Paint Sundry Brands Corp.: ................................   NR                                           1.2
    Term loan B due 8/11/05 .................................               1,795,500      1,764,079
    Term loan C due 8/11/06 .................................               1,661,667      1,632,588
                                                                                        ------------
                                                                                          15,733,518
                                                                                        ------------
Business & Public Services (5.2%)
  Bridge Information Systems, Inc.: .........................   B1                                           1.7
    Term loan due 5/29/05 ...................................               5,000,000      4,940,000
  Genicom Corp.: ............................................   NR                                           1.6
    Term loan B due 9/5/04 ..................................               4,843,750      4,698,438
  Safety-Kleen Services Inc.: ...............................   Ba3                                          1.0
    Term loan B due 4/3/04 ..................................               1,356,818      1,356,818
    Term loan C due 4/3/05 ..................................               1,356,818      1,356,818
  Decision One Corp.: .......................................   B1                                           0.9
    Term loan B due 8/6/05 ..................................               2,962,500      2,562,562
                                                                                        ------------
                                                                                          14,914,636
                                                                                        ------------
Health Care Services (4.7%)
  Mariner Post-Acute Network, Inc.: .........................   Ba3                                          1.8
    Term loan B due 3/31/05 .................................               2,495,000      2,457,575
    Term loan C due 3/31/06 .................................               2,495,000      2,457,575
  MedPartners, Inc.: ........................................   B1                                           1.6
    Term loan B due 6/9/01 ..................................               4,636,661      4,485,969
  Genesis Health Ventures, Inc.: ............................   Ba3                                          0.8
    Term loan B due 9/30/04 .................................               1,203,598      1,182,535
    Term loan C due 6/30/05 .................................               1,200,806      1,179,791
  The Multicare Companies, Inc.: ............................   B1                                           0.5
    Term loan B due 9/30/04 .................................               1,234,375      1,208,145
    Term loan C due 6/1/05 ..................................                 410,417        401,695
                                                                                        ------------
                                                                                          13,373,285
                                                                                        ------------
Auto Parts (4.3%)
  American Axle & Manufacturing of Michigan, Inc.: ..........   Ba3                                          1.7
    Term loan due 4/30/06 ...................................               5,000,000      4,962,500
  Federal-Mogul Corp.: ......................................   Ba2                                          1.6
    Term loan B due 12/31/05 ................................               4,500,000      4,454,999
  Joan Fabrics Corp.: .......................................   B1                                           1.0
    Term loan B due 6/30/05 .................................               1,907,401      1,893,096
    Term loan C due 6/30/06 .................................                 990,514        983,085
                                                                                        ------------
                                                                                          12,293,680
                                                                                        ------------

    The accompanying notes are an integral part of the financial statements.

                               December 31, 1998

--------------------------------------------------------------------------------

                                                               MOODY'S
                                                                RATING     PRINCIPAL       VALUE         % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}                 (UNAUDITED)   AMOUNT       (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Consumer Services (3.9%)
  Coinmach Laundry Corp.: ...................................   Ba2                                          2.4
    Term loan B due 6/30/05 .................................               6,932,538   $  6,897,875
  Rent-A-Center, Inc.: ......................................   Ba3                                          1.5
    Term loan C due 2/5/07 ..................................               2,408,924      2,366,767
    Term loan B due 2/5/06 ..................................               1,970,938      1,936,446
                                                                                        ------------
                                                                                          11,201,088
                                                                                        ------------
Cable Television (3.4%)
  Charter Communications Entertainment, L.P.: ...............   Ba3                                          1.7
    Term loan due 9/30/07 ...................................               5,000,000      4,987,500
  Charter Communications Southeast, L.P.: ...................   Ba3                                          1.7
    Term loan C due 1/1/08 ..................................               5,000,000      4,953,125
                                                                                        ------------
                                                                                           9,940,625
                                                                                        ------------
Wireless Communications (3.4%)
  Western PCS Holding Corp.: ................................   B1                                           1.7
    Term loan B due 6/26/07 .................................               5,000,000      4,968,750
  Commnet Cellular, Inc.: ...................................   B1                                           1.7
    Term loan D due 9/30/07 .................................               3,252,033      3,228,992
    Term loan C due 3/31/07 .................................               1,161,440      1,153,211
    Term loan B due 9/30/06 .................................                 586,527        582,251
                                                                                        ------------
                                                                                           9,933,204
                                                                                        ------------
Appliances & Household (3.4%)
  Simmons Co., Inc.: ........................................   Ba3                                          1.7
    Term loan C due 10/29/06 ................................               3,562,500      3,544,688
    Term loan B due 10/29/05 ................................               1,424,489      1,417,367
  The Imperial Home Decor Group: ............................   B1                                           1.7
    Term loan B due 3/13/05 .................................               3,300,000      3,262,875
    Term loan C due 3/13/06 .................................               1,700,000      1,680,875
                                                                                        ------------
                                                                                           9,905,805
                                                                                        ------------
Transportation - Shipping (2.6%)
  American Commercial Lines: ................................   Ba2                                          1.7
    Term loan C due 6/30/07 .................................               2,877,301      2,861,122
    Term loan B due 6/30/06 .................................               2,111,273      2,099,401
  Atlas Freighter Leasing, Inc.: ............................   Ba3                                          0.9
    Term loan due 5/29/04 ...................................               2,734,865      2,706,380
                                                                                        ------------
                                                                                           7,666,903
                                                                                        ------------
Plastics & Rubber (2.6%)
  Intesys Technologies, Inc.: ...............................   NR                                           2.6
    Term loan due 6/30/06 ...................................               7,485,000      7,410,150
                                                                                        ------------
Gas Production & Distribution (2.4%)
  Ferrellgas, L.P.: .........................................   NR                                           2.4
    Term loan C due 6/17/06 .................................               7,000,000      7,000,000
                                                                                        ------------

    The accompanying notes are an integral part of the financial statements.

                               December 31, 1998

--------------------------------------------------------------------------------

                                                               MOODY'S
                                                                RATING     PRINCIPAL       VALUE         % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}                 (UNAUDITED)   AMOUNT       (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Machinery & Engineering (2.4%)
  Formax, Inc.: .............................................   NR                                           2.4
    Term loan B due 9/30/05 .................................               6,965,000   $  6,930,175
                                                                                        ------------
Pharmaceuticals (2.4%)
  Leiner Health Products Group: .............................   Ba3                                          1.5
    Term loan C due 12/30/05 ................................               4,451,207      4,417,822
  Endo Pharmaceuticals, Inc.: ...............................   B1                                           0.9
    Term loan B due 6/30/04 .................................               2,452,381      2,427,857
                                                                                        ------------
                                                                                           6,845,679
                                                                                        ------------
Paper/Packaging (2.3%)
  Graham Packaging Co.: .....................................   B1                                           1.3
    Term loan D due 1/31/07 .................................               1,446,429      1,439,196
    Term loan B due 1/31/06 .................................               1,353,516      1,343,364
    Term loan C due 1/31/07 .................................               1,121,484      1,115,877
  Stone Container Corp.: ....................................   Ba3                                          1.0
    Term loan E due 10/1/03 .................................               2,895,738      2,877,640
                                                                                        ------------
                                                                                           6,776,077
                                                                                        ------------
Restaurants (1.7%)
  AFC Enterprises, Inc.: ....................................   Ba3                                          1.7
    Term loan B due 6/30/04 .................................               4,987,500      4,975,031
                                                                                        ------------
Retailers-Food (1.7%)
  Star Markets, Inc.: .......................................   Ba3                                          1.7
    Term Loan C due 12/31/02 ................................               4,954,088      4,941,703
                                                                                        ------------
Beverages - Non-alcoholic (1.6%)
  Mistic/Snapple Brands, Inc.: ..............................   NR                                           1.6
    Term loan B due 6/1/04 ..................................               2,439,492      2,421,196
    Term loan C due 6/1/05 ..................................               2,439,492      2,421,196
                                                                                        ------------
                                                                                           4,842,392
                                                                                        ------------
Office Equipment (1.6%)
  Dictaphone Corp.: .........................................   B2                                           1.6
    Term loan C due 12/31/02 ................................               2,475,000      2,351,250
    Term loan B due 6/30/02 .................................               2,436,828      2,290,618
                                                                                        ------------
                                                                                           4,641,868
                                                                                        ------------
Coal (1.6%)
  P & L Coal Holdings Corp.: ................................   NR                                           1.0
    Term loan B due 6/9/06 ..................................               2,769,231      2,751,924
  Centennial Resoures, Inc.:-/- .............................   NR                                           0.6
    Term loan B due 3/31/04 .................................               1,966,666        983,334
    Term loan A due 3/31/02 .................................                 850,000        425,000
    Revolving Credit due 6/30/99 ............................                 355,789        176,704
                                                                                        ------------
                                                                                           4,336,962
                                                                                        ------------

    The accompanying notes are an integral part of the financial statements.

                               December 31, 1998

--------------------------------------------------------------------------------

                                                               MOODY'S
                                                                RATING     PRINCIPAL       VALUE         % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}                 (UNAUDITED)   AMOUNT       (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Other Consumer Goods (1.5%)
  The Boyds Collection, Ltd.: ...............................   Ba3                                          1.5
    Term loan B due 4/21/06 .................................               4,216,667   $  4,169,229
                                                                                        ------------
Industrial Components (1.4%)
  Thermadyne MFG. L.L.C.: ...................................   B1                                           1.4
    Term loan B due 5/22/05 .................................               1,990,000      1,976,319
    Term loan C due 5/22/06 .................................               1,990,000      1,976,319
                                                                                        ------------
                                                                                           3,952,638
                                                                                        ------------
Building Materials & Components (1.3%)
  Atrium Cos., Inc.: ........................................   B1                                           1.3
    Term Loan C due 6/30/06 .................................               1,963,333      1,951,554
    Term Loan B due 6/30/05 .................................               1,716,481      1,706,182
                                                                                        ------------
                                                                                           3,657,736
                                                                                        ------------
Medical Technology & Supplies (0.9%)
  Sterling Diagnostic Imaging, Inc.: ........................   NR                                           0.9
    Term loan due 6/30/05 ...................................               2,497,596      2,472,620
                                                                                        ------------       -----

TOTAL SENIOR SECURED FLOATING RATE INTERESTS (cost
 $265,043,827) ..............................................                            260,531,358        90.4
                                                                                        ------------       -----
                                                                                           VALUE         % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
-------------------------------------------------------------                           ------------   -------------
  Dated December 31, 1998, with State Street Bank & Trust
   Co., due January 4, 1999, for an effective yield of 4.50%, collateralized by $325,000 U.S. Treasury Notes, 4.00% due
   10/31/00 and $22,395,000 U.S. Treasury Notes, 6.875% due
   5/15/06 (market value of collateral is $25,825,681
   including accrued interest). (cost $25,314,000) ..........                             25,314,000         8.8
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $290,357,827)  * ....................                            285,845,358        99.2
Other Assets and Liabilities ................................                              2,228,208         0.8
                                                                                        ------------       -----

NET ASSETS ..................................................                           $288,073,566       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

--------------

       {.:} Senior secured corporate loans and senior secured debt securities in the Fund's portfolio generally have variable rates which adjust to a base, such as the London Inter-Bank Offered Rate ("LIBOR"), on set dates, typically every 30 days but not greater than one year; and/or have interest rates that float at a margin above a widely recognized base lending rate such as the Prime Rate of a designated U.S. bank. Senior secured floating rate interests are, at present, not readily marketable and may be subject to restrictions on resale.
       {/\} Senior secured floating rate interests often require prepayments from excess cash flow or permit the borrower to repay at its election. The degree to which borrowers repay, whether as a contractual requirement or at their election, cannot be predicted with accuracy. As a result, the actual remaining maturity may be substantially less than the stated maturities shown. However, it is anticipated that the senior secured floating rate interests will have an expected average life of three to five years.
        -/- Non-income producing security: Centennial Resources, Inc. filed for bankruptcy under Chapter 11 on October 13, 1998.
          * For Federal income tax purposes, cost is $290,357,827 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $       4,815
                 Unrealized depreciation:            (4,517,284)
                                                  -------------
                 Net unrealized depreciation:     $  (4,512,469)
                                                  -------------
                                                  -------------

    Abbreviation:
    NR--Not rated

    The accompanying notes are an integral part of the financial statements.

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                               December 31, 1998

--------------------------------------------------------------------------------

Assets:
  Investments at value (cost $290,357,827) (Note 1)..........................................  $285,845,358
  U.S. currency..............................................................................          756
  Interest receivable........................................................................    2,294,966
  Receivable for Fund shares sold............................................................    1,469,019
  Unamortized organizational costs (Note 1)..................................................      141,376
  Receivable for securities sold.............................................................       30,148
  Miscellaneous receivable...................................................................        3,798
                                                                                               -----------
    Total assets.............................................................................  289,785,421
                                                                                               -----------
Liabilities:
  Payable for distribution...................................................................      785,474
  Deferred facility fees (Note 1)............................................................      582,302
  Payable for investment management and administration fees (Note 2).........................      241,073
  Payable for professional fees..............................................................       39,949
  Payable for printing and postage expenses..................................................       14,218
  Payable for transfer agent fees (Note 2)...................................................        9,928
  Payable for securities purchased...........................................................        8,989
  Payable for fund accounting fees (Note 2)..................................................        7,258
  Payable for registration and filing fees...................................................        3,139
  Payable for Trustees' fees and expenses....................................................        2,141
  Payable for custodian fees.................................................................        1,886
  Other accrued expenses.....................................................................       15,398
                                                                                               -----------
    Total liabilities........................................................................    1,711,755
                                                                                               -----------
  Minority interest (Note 1).................................................................          100
                                                                                               -----------
Net assets...................................................................................  $288,073,566
                                                                                               -----------
                                                                                               -----------
Net asset value and offering price per share
  ($288,073,566 DIVIDED BY 29,274,261 shares outstanding)....................................  $      9.84
                                                                                               -----------
                                                                                               -----------
Net assets consist of:
  Paid in capital (Note 4)...................................................................  $292,414,237
  Undistributed net investiment income.......................................................      161,289
  Accumulated net realized gain on investments...............................................       10,509
  Net unrealized depreciation of investments.................................................   (4,512,469)
                                                                                               -----------
Total -- representing net assets applicable to shares of common stock outstanding............  $288,073,566
                                                                                               -----------
                                                                                               -----------

    The accompanying notes are an integral part of the financial statements.

                            STATEMENT OF OPERATIONS

                          Year ended December 31, 1998

--------------------------------------------------------------------------------

Investment income:
  Interest income....................................................................................  $18,745,091
  Facility fees earned...............................................................................     311,167
  Interest expense (Note 1)..........................................................................     (11,594)
                                                                                                       ----------
    Total investment income..........................................................................  19,044,664
                                                                                                       ----------
Expenses:
  Investment management and administration fees (Note 2).............................................   2,715,134
  Printing and postage expenses......................................................................     257,766
  Professional fees..................................................................................     230,750
  Transfer agent fees (Note 2).......................................................................     184,250
  Registration and filing fees.......................................................................      93,150
  Fund accounting fees (Note 2)......................................................................      68,019
  Amortization of organization costs (Note 1)........................................................      42,468
  Trustees' fees and expenses (Note 2)...............................................................      30,540
  Custodian fees.....................................................................................       3,970
  Other expenses.....................................................................................      79,382
                                                                                                       ----------
    Total expenses before reductions.................................................................   3,705,429
      Expenses reimbursed by A I M Advisors, Inc. (Note 2)...........................................    (299,381)
                                                                                                       ----------
    Total net expenses...............................................................................   3,406,048
                                                                                                       ----------
Net investment income................................................................................  15,638,616
                                                                                                       ----------
Net realized and unrealized gain (loss) on investments: (Note 1)
  Net realized gain on investments...................................................................      10,508
  Net unrealized depreciation on investments.........................................................  (4,634,050)
                                                                                                       ----------
Net realized and unrealized gain (loss) on investments...............................................  (4,623,542)
                                                                                                       ----------
Net increase in net assets resulting from operations.................................................  $11,015,074
                                                                                                       ----------
                                                                                                       ----------

    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                          MAY 1, 1997
                                                         (COMMENCEMENT
                                                               OF
                                           YEAR ENDED    OPERATIONS) TO
                                          DECEMBER 31,    DECEMBER 31,
                                              1998            1997
                                          -------------  --------------
Increase (decrease) in net assets
Operations:
  Net investment income.................   $15,638,616    $  5,351,450
  Net realized gain on investments......        10,508         150,555
  Net change in unrealized appreciation
   (depreciation) of investments........    (4,634,050)        121,581
                                          -------------  --------------
    Net increase in net assets resulting
     from operations....................    11,015,074       5,623,586
                                          -------------  --------------
Distributions to shareholders: (Note 1)
  From net investment income............   (15,477,327)     (5,351,450)
  From net realized gain on
   investments..........................      (150,555)             --
                                          -------------  --------------
    Total distributions.................   (15,627,882)     (5,351,450)
                                          -------------  --------------
Capital share transactions: (Note 4)
  Increase from capital shares sold and
   reinvested...........................   170,075,753     168,538,536
  Decrease from capital shares
   repurchased..........................   (39,086,520)     (7,213,531)
                                          -------------  --------------
    Net increase from capital share
     transactions.......................   130,989,233     161,325,005
                                          -------------  --------------
Total increase in net assets............   126,376,425     161,597,141
Net assets:
  Beginning of year.....................   161,697,141         100,000
                                          -------------  --------------
  End of year  *........................   $288,073,566   $161,697,141
                                          -------------  --------------
                                          -------------  --------------
   * Includes undistributed net
   investment income....................   $   161,289    $         --
                                          -------------  --------------
                                          -------------  --------------

    The accompanying notes are an integral part of the financial statements.

                            STATEMENT OF CASH FLOWS

                          Year ended December 31, 1998

--------------------------------------------------------------------------------

Cash Provided by Operating Activities:
  Net increase in net assets resulting from operations......  $    11,015,074
    Increase in receivables.................................         (952,065)
    Increase in payables....................................          156,855
    Net realized and unrealized gain on investments.........        4,623,542
    Increase in deferred facility fees......................          393,307
    Decrease in unamortized organization costs..............           42,468
                                                              ---------------
      Net cash provided by operating activities.............       15,279,181
                                                              ---------------
Cash Used for Investing Activities:
  Proceeds from principal payments and sales of senior
   floating rate interests..................................      155,074,585
  Purchases of senior secured floating rate interests.......     (263,037,556)
  Purchases of short-term investments.......................   (4,074,810,000)
  Proceeds from sales and maturities of short-term
   investments..............................................    4,051,099,000
                                                              ---------------
      Net cash used in investing activities.................     (131,673,971)
                                                              ---------------
Cash Provided by Financing Activities:
  Proceeds from capital shares sold and reinvested..........      163,500,280
  Disbursements from capital shares repurchased.............      (39,086,520)
  Dividends paid to shareholders............................       (8,018,356)
  Proceeds from bank line of credit.........................       38,416,000
  Repayment of proceeds from bank line of credit............      (38,416,000)
                                                              ---------------
      Net cash provided by financing activities.............      116,395,404
                                                              ---------------
  Net increase in cash......................................              614
  Cash at Beginning of Period...............................              142
                                                              ---------------
  Cash at End of Period.....................................  $           756
                                                              ---------------
                                                              ---------------
Non-Cash Financing Activities:
  Value of capital shares issued in reinvestment of
   dividends paid to shareholders...........................  $     7,380,819
                                                              ---------------
                                                              ---------------

    The accompanying notes are an integral part of the financial statements.

                              FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
Contained below is per share operating performance data for a share outstanding, total investment return, ratios and supplemental data. This information has been derived from information provided in the financial statements.

                                                           MAY 1, 1997
                                                          (COMMENCEMENT
                                                                OF
                                            YEAR ENDED    OPERATIONS) TO
                                           DECEMBER 31,    DECEMBER 31,
                                               1998            1997
                                          --------------  --------------
Per Share Operating Performance:
Net asset value, beginning of period....    $   10.02       $   10.00
                                          --------------  --------------
Income from investment operations:
  Net investment income.................         0.68            0.46
  Net realized and unrealized gain
   (loss) on investments................        (0.18)           0.02
                                          --------------  --------------
    Net increase from investment
     operations.........................         0.50            0.48
                                          --------------  --------------
Distributions to shareholders:
  From net investment income............        (0.67)          (0.46)
  From net realized gain on
   investments..........................        (0.01)             --
                                          --------------  --------------
    Total distributions.................        (0.68)          (0.46)
                                          --------------  --------------
Net asset value, end of period..........    $    9.84       $   10.02
                                          --------------  --------------
                                          --------------  --------------
Total investment return (c).............         5.25 %          5.04 %(b)
Ratios and supplemental data:
Net assets, end of period (in 000's)....    $ 288,074       $ 161,697
Ratio of net investment income to
 average net assets:
  With expense reimbursement (Note 2)...         6.88 %          7.26 %(a)
  Without expense reimbursement.........         6.75 %          6.24 %(a)
Ratio of expenses to average net assets:
  With expense reimbursement (Note 2)...         1.50 %          1.50 %(a)
  Without expense reimbursement.........         1.63 %          2.52 %(a)
Ratio of interest expense to average net
 assets.................................         0.01 %          0.15 %(a)
Portfolio turnover rate.................           75 %           118 %(a)

--------------

 (a) Annualized
 (b) Not annualized
 (c) Total investment return does not include sales charges.

    The accompanying notes are an integral part of the financial statements.

                                    NOTES TO
                              FINANCIAL STATEMENTS
                               December 31, 1998

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES
GT Global Floating Rate Fund, Inc., d/b/a AIM Floating Rate Fund (the "Fund"), is organized as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a continuously offered non-diversified, closed-end management investment company.

The Fund invests all of its investable assets in the Floating Rate Portfolio ("Portfolio"). The Portfolio is organized as a Delaware business trust and is registered under the 1940 Act as a non-diversified, closed-end management investment company.

The Portfolio has investment objectives, policies, and limitations substantially identical to those of the Fund. Therefore, the financial statements of the Fund and the Portfolio have been presented on a consolidated basis, and represent all activities of both the Fund and the Portfolio. Through December 31, 1998, all of the beneficial interest in the Portfolio was owned either by the Fund or INVESCO
(NY), Inc., the Portfolio's investment sub-sub-advisor which has a nominal ($100) investment in the Portfolio.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting year. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund in the preparation of the financial statements.

(A) PORTFOLIO VALUATION
The Portfolio invests primarily in senior secured corporate loans ("Corporate Loans") and senior secured debt securities ("Corporate Debt Securities") that meet credit standards established by INVESCO Senior Secured Management, Inc., (the "Sub-Adviser"), formerly, Chancellor LGT Senior Secured Management, Inc.

When possible, A I M Advisors, Inc. (the "Manager") or the Sub-Adviser will rely on quotations provided by banks, dealers or pricing services with respect to Corporate Loans and Corporate Debt Securities. Whenever it is not possible to obtain such quotes, the Sub-Adviser, subject to guidelines reviewed by the Portfolio's Board of Trustees, values the Corporate Loans and Corporate Debt Securities at Fair Value, which approximates market value. In valuing a Corporate Loan or Corporate Debt Security, the Sub-Adviser considers, among other factors, (i) the credit worthiness of the U.S. or non-U.S. Company borrowing or issuing Corporate Debt Securities and any intermediate loan participants, (ii) the current interest rate, period until next interest rate reset and maturity of the Corporate Loan or Corporate Debt Security, (iii) recent prices in the market for instruments of similar quality, rate, and period until next interest rate reset and maturity.

(B) REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity. Repurchase agreements are valued at cost plus accrued interest.

(C) INTERMEDIATE PARTICIPANTS
The Portfolio invests primarily in Corporate Loans from U.S. or non-U.S. companies (the "Borrowers"). The investment of the Portfolio in a Corporate Loan may take the form of participation interests or assignments. If the Portfolio purchases a participation interest from a syndicate of lenders ("Lenders") or one of the participants in the syndicate ("Participant"), one or more of which administers the loan on behalf of all the Lenders (the "Agent Bank"), the Portfolio would be required to rely on the Lender that sold the participation interest not only for the enforcement of the Portfolio's rights against the Borrower but also for the receipt and processing of payments due to the Portfolio under the Corporate Loans. As such, the Portfolio is subject to the credit risk of the Borrower and a Participant. Lenders and Participants interposed between the Portfolio and a Borrower, together with Agent Banks, are referred to as "Intermediate Participants".

(D) INVESTMENT TRANSACTIONS
Investment transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of investments sold is determined on a first-in, first-out basis, unless otherwise specified. The Portfolio may trade securities on other than normal settlement terms. This may increase the market risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(E) TAXES
It is the policy of the Fund to meet the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended ("Code"). It is also the intention of the Fund to make distributions sufficient to avoid imposition of any excise tax under Section 4982 of the Code. Therefore, no provision has been made for Federal taxes on income, capital gains, and unrealized appreciation of securities held, or excise tax on income and capital gains.

(F) DISTRIBUTIONS TO SHAREHOLDERS
Distributions to shareholders from net investment income are declared daily and paid or reinvested monthly. Income and capital gain distributions are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of income and gains on various investment securities held by the Portfolio and timing differences.

(G) DEFERRED ORGANIZATIONAL EXPENSES
Expenses incurred by the Fund or Portfolio in connection with its organization aggregated $212,350. These expenses are being amortized on a straightline basis over a five-year period.

(H) RESTRICTED SECURITIES
The Portfolio may invest all or substantially all of its assets in Corporate Loans, Corporate Debt Securities or other securities that are rated below investment grade by a nationally recognized statistical rating organization, or in comparable unrated securities. The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

(I) SECURITIES PURCHASED ON A WHEN-ISSUED AND DELAYED
   DELIVERY BASIS
The Portfolio may purchase and sell interests in Corporate Loans and Corporate Debt Securities and other portfolio securities on a when-issued and delayed delivery basis, with payment and delivery scheduled for a future date. No income accrues to the Portfolio on such interests or securities in connection with such transactions prior to the date the Portfolio actually takes delivery of such interests or securities. These transactions are subject to market fluctuations and are subject to the risk that the value at delivery may be more or less than the trade date purchase price. Although the Portfolio will generally purchase these securities with the intention of acquiring such securities, they may sell such securities before the settlement date. These securities are identified on the accompanying Portfolio of Investments. The Portfolio has set aside sufficient cash or liquid high grade debt securities as collateral for these purchase commitments.

(J) INVESTMENT INCOME
Investment income is recorded on an accrual basis. Where a high level of uncertainty exists as to collection of income on securities, income is recorded net of all withholding tax with any rebate recorded when received. Facility fees received are recognized as income over the expected life of the loan. Market discounts are accreted over the stated life of each applicable security.

(K) LINE OF CREDIT
The Fund, along with certain other funds advised and/or administered by A I M Advisors, Inc. ("AIM" or the "Manager"), has a line of credit with BankBoston and State Street Bank and Trust Company. The arrangements with the banks allow the Fund and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000. The Fund is limited to borrowing up to 33 1/3% of the value of the Fund's total assets. On December 31, 1998, the Fund had no outstanding loan balance.

For the year ended December 31, 1998, the weighted average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) was $2,799,958 with a weighted average interest rate of 6.21%. Interest expense for the year ended was $11,594.

2. RELATED PARTIES
A I M Advisors, Inc. (the "Manager") is the investment manager and administrator for the Fund and Portfolio, INVESCO Senior Secured Management, Inc. (formerly, Chancellor LGT Senior Secured Management, Inc.) is the Portfolio's investment sub-adviser ("Sub-Adviser"), and INVESCO (NY), Inc. (formerly Chancellor LGT Asset Management, Inc.) is the Portfolio's sub-sub-adviser. As of the close of business on May 29, 1998, Liechtenstein Global Trust AG ("LGT"), the former indirect parent organization of Chancellor LGT Asset Management, Inc. ("Chancellor LGT") and Chancellor LGT Senior Secured Management, Inc. ("Senior Secured"), consummated a purchase agreement with AMVESCAP PLC pursuant to which AMVESCAP PLC acquired LGT's Asset Management Division, which included Chancellor LGT, Senior Secured and certain other affiliates. As a result of this transaction, Chancellor LGT was renamed INVESCO (NY), Inc., Senior Secured was renamed INVESCO Senior Secured Management, Inc., and each of them is now an indirect wholly-owned subsidiary of AMVESCAP PLC. A I M Distributors, Inc. ("AIM Distributors"), a wholly-owned subsidiary of the Manager, became the Fund's distributor as of the close of business on May 29, 1998. Finally, as of the close of business on September 4, 1998, A I M Fund Services, Inc. ("AFS"), an affiliate of the Manager and AIM Distributors, replaced GT Global Investor Services, Inc. ("GT Services") as the transfer agent of the Fund.

The Fund pays the Manager administration fees at the annualized rate of 0.25% of such Fund's average daily net assets. The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.95% of the Portfolio's average daily net assets.

AIM Distributors serves as the Fund's distributor. For the year ended May 29, 1998, GT Global, Inc. ("GT Global") served as the Fund's distributor.

Certain redemptions of common shares made within four years of purchase are subject to an early withdrawal charge, in accordance with the fund's current prospectus. For the period ended December 31, 1998, AIM Distributors and GT Global collected early withdrawal charges in the amount of $475,585 and $77,982, respectively for the Fund.

The Manager and AIM Distributors have undertaken to limit the Fund's expenses (exclusive of brokerage commissions, taxes, interest, and extraordinary expenses) to the maximum annual rate of 1.50% of the average daily net assets of the Fund.

Effective as of the close of business September 4, 1998, the Fund, pursuant to a transfer agency and service agreement, has agreed to pay AFS an annualized fee of $24.85 per shareholder accounts that are open during any monthly period (this fee includes all out-of-pocket expenses), and an annualized fee of $0.70 per shareholder account that is closed during any monthly period. Both fees shall be billed by AFS monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

For the period January 1, 1998 to September 4, 1998, GT Services, an affiliate of the Manager and AIM Distributors, was the transfer agent of the Fund. For performing shareholder servicing, reporting, and general transfer agent services, GT Services received an annual maintenance fee of $17.50 per account, a new account fee of $4.00 per account, a per transaction fee of $1.75 for all transactions other than exchanges and a per exchange fee of $2.25. GT Services was also reimbursed by the Fund for its out-of-pocket expenses for such items as postage, forms, telephone charges, stationery and office supplies.

The Manager is the pricing and accounting agent for the Fund. The monthly fee for these services to the Manager is a percentage, not to exceed 0.03% annually, of the Fund's average daily net assets. The annual fee rate is derived based on the aggregate net assets of the funds which comprise the following investment companies: AIM Growth Series, AIM Investment Funds, AIM Investment Portfolios, AIM Series Trust, G.T. Global Variable Investment Series and G.T. Global Variable Investment Trust. The fee is calculated at the rate of 0.03% to the first $5 billion of assets and 0.02% to the assets in excess of $5 billion. An amount is allocated to and paid by each such fund based on its relative average daily net assets.

The Trust pays each of its Trustees who is not an employee, officer or director of the Manager, AIM Distributors or GT Services $5,000 per year plus $300 for each meeting of the board or any committee thereof attended by the Trustee.

3. PURCHASES AND SALES OF SECURITIES
For the year ended December 31, 1998, purchases and sales of investment securities by the Portfolio, other than U.S. government obligations and short-term investments, aggregated $263,046,545 and $154,949,346, respectively. There were no purchases or sales of U.S. government obligations by the Portfolio for the year ended December 31, 1998.

4. CAPITAL SHARES
At December 31, 1998, the Fund is authorized to issue 1 billion shares of capital stock, $0.001 par value, all of which is classified as Common Stock.

                           CAPITAL SHARE TRANSACTIONS


                                                                                                       MAY 1, 1997
                                                                                                      (COMMENCEMENT
                                                                       YEAR ENDED                   OF OPERATIONS) TO
                                                                    DECEMBER 31, 1998               DECEMBER 31, 1997
                                                              -----------------------------   -----------------------------
                                                                 SHARES          AMOUNT          SHARES          AMOUNT
                                                              ------------   --------------   ------------   --------------
Shares sold.................................................    16,339,303   $  162,694,934     16,621,817   $  166,317,980
Shares issued in connection with reinvestment of
  distributions.............................................       741,971        7,380,819        221,712        2,220,556
                                                              ------------   --------------   ------------   --------------
                                                                17,081,274      170,075,753     16,843,529      168,538,536
Shares repurchased..........................................    (3,940,550)     (39,086,520)      (719,992)      (7,213,531)
                                                              ------------   --------------   ------------   --------------
Net increase................................................    13,140,724   $  130,989,233     16,123,537   $  161,325,005
                                                              ------------   --------------   ------------   --------------
                                                              ------------   --------------   ------------   --------------

5. UNFUNDED LOAN COMMITMENTS
As of December 31, 1998, the Fund had unfunded loan commitments of $1,634,762, which would be extended at the option of the borrower, pursuant to the following loan agreements:

                                                               UNFUNDED
BORROWER                                                      COMMITMENTS
------------------------------------------------------------  -----------
Centennial Resources, Inc...................................  $  176,395
KLS Recreation Group, Inc...................................   1,458,367

6. TENDER OFFER
The Fund's Board of Directors considers each quarter the making of Tender Offers which are offers to repurchase all or a portion of its shares of Common Stock from stockholders at a price per share equal to the net asset value per share of the Fund's Common Stock determined at the close of business on the day an offer terminates. Shares of Common Stock held less than four years and which are repurchased by the Fund pursuant to Tender Offers will be subject to an early withdrawal charge of up to 3% of the lesser of the then current net asset value or the original purchase price of the Common Stock being tendered.